UNAUDITED PRO FORMA FINANCIAL INFORMATION

We prepared the following unaudited pro forma consolidated financial statements by applying certain pro forma adjustments to the historical consolidated financial statements of New Senior Investment Group Inc. (the "Company"). The pro forma adjustments give effect to the probable disposition of the Assisted Living and Memory Care ("AL/MC") segment (the "Disposition"). It is anticipated that these operations will qualify as discontinued operations and as a result would be reclassified from income (loss) from continuing operations to discontinued operations in accordance with Accounting Standards Codification 205-20, "Presentation of Financial Statements," in future filings.
These pro forma consolidated financial statements include adjustments for the AL/MC segment disposition because we believe the disposition is probable under the standards of Rule 11-01 of Regulation S-X.
The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019, and the years ended December 31, 2018, 2017 and 2016 give effect to the reclassification of the results of the AL/MC segment from continuing operations as of the beginning of each respective period. The unaudited pro forma balance sheet as of September 30, 2019 assumes the Disposition occurred on September 30, 2019.
The unaudited pro forma consolidated financial statements are presented for illustrative purposes only to reflect the Disposition and do not represent what our results of operations or financial position would actually have been had the Disposition occurred on the dates noted above, or project our results of operations or financial position for any future periods. The unaudited pro forma consolidated financial statements are intended to provide information about the continuing impact of the Disposition as if it had been consummated earlier and do not represent any conclusions about whether such operations of the AL/MC will be reported as discontinued operations. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable and are expected to have a continuing impact on our results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma consolidated financial statements have been made. The actual results may differ materially from the estimatets and assumptions within the accompanying unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements and the accompanying notes are based upon and should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on Februarry 26, 2019, and the Quarterly Report on Form 10-Q for the period ended September 30, 2019, filed with the SEC on November 5, 2019.

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
PRO FORMA BALANCE SHEET (Unaudited)
(dollars in thousands, except share data)

	As of September 30, 2019
	SNR - As Reported	Disposition		Pro forma
Assets
Real estate investments:
Land	$177,956	$(43,313)	(A)	$134,643
Buildings, improvements and other	2,360,548	(395,695)	(A)	1,964,853
Accumulated depreciation	(420,682)	86,507	(A)	(334,175)
Net real estate property	2,117,822	(352,501)		1,765,321
Acquired lease and other intangible assets	8,638	(996)	(A)	7,642
Accumulated amortization	(3,144)	996	(A)	(2,148)
Net real estate intangibles	5,494	—		5,494
Net real estate investments	2,123,316	(352,501)		1,770,815

Cash and cash equivalents	35,399	110,026	(B)	145,425
Receivables and other assets, net	45,156	(10,067)	(C)	35,089
Total Assets	$2,203,871	$(252,542)		$1,951,329

Liabilities, Redeemable Preferred Stock and Equity
Liabilities
Debt, net	$1,836,062	$(245,647)	(D)	$1,590,415
Accrued expenses and other liabilities	76,298	(25,881)	(C)	50,417
Total Liabilities	1,912,360	(271,528)		1,640,832

Commitments and contingencies

Redeemable preferred stock, $0.01 par value with $100 liquidation preference, 400,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	40,506	—		40,506

Equity
Preferred stock, $0.01 par value, 99,600,000 shares (excluding 400,000 shares of redeemable preferred stock) authorized, none issued or outstanding as of September 30, 2019 and December 31, 2018	—	—		—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 82,964,438 and 82,148,869 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	830	—		830
Additional paid-in capital	900,432	—		900,432
Accumulated deficit	(642,990)	18,986	(E)	(624,004)
Accumulated other comprehensive loss	(7,267)	—		(7,267)
Total Equity	251,005	18,986		269,991

Total Liabilities, Redeemable Preferred Stock and Equity	$2,203,871	$(252,542)		$1,951,329

See notes to consolidated pro forma financial statements (unaudited).

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share data)

	For the Nine Months Ended September 30, 2019
	SNR - As Reported	Disposition		Pro forma
Revenues
Resident fees and services	$344,477	$(89,534)	(F)	$254,943
Rental revenue	4,748	—		4,748
Total revenues	349,225	(89,534)		259,691

Expenses
Property operating expense	227,489	(73,281)	(F)	154,208
Depreciation and amortization	62,583	(11,279)		51,304
Interest expense	69,864	(11,482)	(G)	58,382
General and administrative expense	15,773	(26)	(H)	15,747
Acquisition, transaction and integration expense	1,677	(508)	(I)	1,169
Loss on extinguishment of debt	335	—		335
Other expense (income)	1,350	37	(J)	1,387
Total expenses	379,071	(96,539)		282,532
Loss on sale of real estate	(122)			(122)
Litigation proceeds, net	38,226			38,226
Income before income taxes	8,258	7,005		15,263
Income tax expense (benefit)	188	(72)	(K)	116
Net income	8,070	7,077		15,147
Deemed dividend on redeemable preferred stock	(1,802)	—		(1,802)
Net income (loss) attributable to common stockholders	$6,268	$7,077		$13,345

Net income (loss) per share of common stock
Basic	$0.08	$—		$0.16
Diluted	$0.07	$—		$0.16

Weighted average number of shares of common stock outstanding
Basic	82,207,610	—		82,207,610
Diluted	83,588,648	—		83,588,648

Dividends declared per share of common stock	$0.39	$—		$0.39

See notes to consolidated pro forma financial statements (unaudited).

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share data)

	Year Ended December 31, 2018
	SNR - As Reported	Disposition		Pro forma
Revenues
Resident fees and services	$404,891	$(121,274)	(F)	$283,617
Rental revenue	39,407	—		39,407
Total revenues	444,298	(121,274)		323,024

Expenses
Property operating expense	267,785	(95,299)	(F)	172,486
Depreciation and amortization	95,950	(15,821)		80,129
Interest expense	101,176	(15,533)	(G)	85,643
Acquisition, transaction and integration expense	15,919	(15)		15,904
Termination fee to affiliate	50,000	—		50,000
Management fees and incentive compensation to affiliate	14,814	—		14,814
General and administrative expense	13,387	(6)	(H)	13,381
Loss on extinguishment of debt	66,219	(1,473)	(L)	64,746
Impairment of real estate held for sale	8,725	—		8,725
Other expense (income)	3,974	(189)	(J)	3,785
Total expenses	637,949	(128,336)		509,613
Gain on lease termination	40,090			40,090
Income (Loss) before income taxes	(153,561)	7,062		(146,499)
Income tax expense	5,794	1,092	(M)	6,886
Net income (loss)	(159,355)	5,970		(153,385)

Net income (loss) per share of common stock
Basic and diluted	$(1.94)	$—		$(1.87)

Weighted average number of shares of common stock outstanding
Basic and diluted	82,148,869	—		82,148,869

Dividends declared per share of common stock	$0.78	$—		$0.78

See notes to consolidated pro forma financial statements (unaudited).

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share data)

	Year Ended December 31, 2017
	SNR - As Reported	Disposition		Pro forma
Revenues
Resident fees and services	$336,739	$(124,665)	(F)	$212,074
Rental revenue	112,391	—		112,391
Total revenues	449,130	(124,665)		324,465

Expenses
Property operating expense	230,045	(94,383)	(F)	135,662
Depreciation and amortization	139,942	(19,163)		120,779
Interest expense	93,597	(13,969)	(G)	79,628
Acquisition, transaction and integration expense	2,453	(149)	(I)	2,304
Management fees and incentive compensation to affiliate	18,225	—		18,225
General and administrative expense	15,307	(7)	(H)	15,300
Loss on extinguishment of debt	3,902	(295)	(N)	3,607
Other expense (income)	1,702	(977)	(J)	725
Total expenses	505,173	(128,943)		376,230
Gain on sale of real estate	71,763	—		71,763
Income before income taxes	15,720	4,278		19,998
Income tax expense (benefit)	3,512	(1,134)	(M)	2,378
Net income	12,208	5,412		17,620

Net income per share of common stock
Basic	$0.15	$—		$0.21
Diluted	$0.15	$—		$0.21

Weighted average number of shares of common stock outstanding
Basic	82,145,295	—		82,145,295
Diluted	82,741,322	—		82,741,322

Dividends declared per share of common stock	$1.04	$—		$1.04

See notes to consolidated pro forma financial statements (unaudited).

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share data)

	Year Ended December 31, 2016
	SNR - As Reported	Disposition		Pro forma
Revenues
Resident fees and services	$359,472	$(126,992)	(F)	$232,480
Rental revenue	112,966	—		112,966
Total revenues	472,438	(126,992)		345,446

Expenses
Property operating expense	243,027	(93,115)	(F)	149,912
Depreciation and amortization	184,546	(26,497)		158,049
Interest expense	91,780	(12,647)	(G)	79,133
Acquisition, transaction and integration expense	3,942	5		3,947
Management fees and incentive compensation to affiliate	18,143	—		18,143
General and administrative expense	15,194	(2)		15,192
Loss on extinguishment of debt	245	(245)	(N)	—
Other expense (income)	727	(207)	(J)	520
Total expenses	557,604	(132,708)		424,896
Gain on sale of real estate	13,356			13,356
Income (Loss) before income taxes	(71,810)	5,716		(66,094)
Income tax expense (benefit)	439	(1,300)	(M)	(861)
Net income (loss)	(72,249)	7,016		(65,233)

Net income (loss) per share of common stock
Basic and diluted	$(0.88)	$—		$(0.79)

Weighted average number of shares of common stock outstanding
Basic and diluted	82,357,346	—		82,357,346

Dividends declared per share of common stock	$1.04	$—		$1.04

See notes to consolidated pro forma financial statements (unaudited).

NEW SENIOR INVESTMENT GROUP INC. AND SUBSIDIARIES
NOTES TO THE PRO FORMA CONSOLIDATED BALANCE SHEET AND STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands, except share data)

(A) Reflects real estate assets directly attributable to the properties included in the potential Disposition.

(B)Net increase in cash of $110.0 million consists of the following:

Gross sale price	$385,000
Repayment of debt	(248,353)
Capital adjustments/prorations	(20,815)
Pre-payment penalty on debt	(5,806)
Cash proceeds	$110,026

(C)Current assets and liabilities directly attributable to the properties included in the potential Disposition, which are expected to be settled at closing.

(D)Includes $248.4 million of debt specifically associated with the properties included in the probable Disposition, net of deferred financing fees of $2.7 million associated with mortgage notes payable expected to be repaid or refinanced as a result of the potential Disposition.

(E) Estimated increase in retained earnings is comprised of the following and and may be subject to change. It does not include additional selling and transaction costs expected to be incurred prior to the potential Disposition.

Estimated gain on sale of real estate	27,498
Pre-payment penalty on debt	(5,806)
Net deferred financing costs write off	(2,706)
Total	$18,986

(F) Resident fees and services revenue and Property Operating expense directly attributable to the properties included in the potential Disposition.

(G) Interest expense on debt directly attributable to the properties included in the potential Disposition.

(H) Represents banks fees specifically attributable to the properties included in the potential Disposition.

(I) Represents costs related to transitioning properties included in the potential Disposition to new operators during the years ended 2019 and 2017.

(J) Primarily represents casualty-related charges recorded with respect to properties included in the potential Disposition.

(K) Represents federal and state current income taxes attributable to the properties included in the potential Disposition for the year ended 2019.

(L) Represents attributable portion of loss on early extinguishment of debt incurred with respect to the refinancing of existing debt with the revolving credit facility during the year ended 2018.

(M) Represents federal and state income taxes attributable to the properties included in the potential Disposition for the years ended 2018, 2017, and 2016,  including the impact of a valuation allowance recorded against deferred tax assets during the year ended 2018.

(N) Represents attributable portion of the loss on early extinguishment of debt incurred on additional repayments of debt required as a result of property sales during the years ended 2017 and 2016.